UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  January 18, 2007

CommunitySouth Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	000-51896	20-0934786
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

6650 Calhoun Memorial Parkway, Easley, South Carolina  29640
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (864) 306-2540

Not Applicable
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

        On January 16, 2006, the Board of Directors of CommunitySouth Bancshares, Inc. (the “Company”) adopted a resolution that terminated the “evergreen” provision of the Company’s 2005 Stock Incentive Plan (the “Plan”). The evergreen provision has previously automatically increased the number of shares authorized to be issued under the Plan whenever the Company issued new shares, such that the number of shares issuable under the Plan would always equal 21% of the Company’s then outstanding shares. As a result of the Board’s resolution, the number of shares of common stock isssuable under the Plan shall not be further increased pursuant to the first sentence of Section 5.1 of the Plan (which was the evergreen provision) in connection with any future share issuances by the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2007	COMMUNITYSOUTH BANCSHARES, INC. By: /s/ John W. Hobbs
Name: John W. Hobbs
Title: Chief Financial Officer